                             DATED February 24, 2000
                             -----------------------


                                   THE VENDORS

                                     - AND -

                           GREAT PLAINS SOFTWARE, INC.


                         ------------------------------
                            SHARE PURCHASE AGREEMENT
                         ------------------------------

                                     DORSEY
                                       &
                                     WHITNEY

                                  Veritas House
                              125 Finsbury Pavement
                                     London
                                    EC2A 1NQ

                          Telephone: (44) 0171-588-0800
                          Facsimile: (44) 0171-588-0555
                           Website: www.dorseylaw.com

                  AGREEMENT FOR THE SALE AND PURCHASE OF SHARES


DATE: February 24, 2000

PARTIES:

(1) THE SEVERAL PERSONS whose names and addresses are set out in the Schedule (together, the "VENDORS"); and

(2) GREAT PLAINS SOFTWARE, INC., a company incorporated under the laws of the State of Minnesota, USA] (the "PURCHASER").

NOW IT IS HEREBY WITNESSED AS FOLLOWS:

1        DEFINITIONS AND INTERPRETATIONS

1.1      In this Agreement and in the Schedules:

         BUSINESS DAY
                  means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales;

         COMPANY
                  means PWA Group Limited;

         COMPLETION
                  means the completion of the sale and purchase of the Shares in accordance with Clause 6;

         COMPLETION DATE
                  means the date fixed for Completion pursuant to Clause 6;

         ENCUMBRANCE
                  means any encumbrance or right, title or interest including any security interest of any kind whatsoever (including without limitation) a mortgage, charge, pledge, lien, hypothecation, restriction, right to acquire, right of pre-emption, option, conversion right, third party right or interest, right of set-off or counterclaim, trust arrangement or any other type of preferential agreement (such as a retention of title arrangement) having similar effect; and

         MASTER AGREEMENT
                  means the agreement between the Purchaser and (1) Paul Wallace, (2) Geoff Burch, and (3) 3i in respect of the sale and purchase of the entire issued share capital (other than the Shares) of the Company;


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         SHARES
                  means 1,000,000 shares in the capital of the Company whether issued or granted under the Company's option scheme.

1.2 The schedules are deemed to be incorporated in the Agreement, and a reference to this "Agreement" includes a reference to the Schedules.

1.3      In this Agreement:

1.3.1 the clause headings are included for convenience only and shall not affect the construction of the Agreement;

1.3.2    words denoting the singular shall include the plural and vice versa.

1.4 References in this Agreement to " Clauses" and "Schedules" are references to clauses of and schedules to this Agreement and reference to the " parties" or a "party" are references to the parties or a party to this Agreement.

2        AGREEMENT TO SELL AND PURCHASE

         The Vendors each hereby agree to sell with full title guarantee such number of Shares set out against their name in the Schedule to the Purchaser and the Purchaser agrees to purchase the Shares, free of any Encumbrance and together with all rights attached or accruing thereto provided that nothing in this Agreement shall oblige the Purchaser to purchase only some of the Shares unless the purchase of all of the Shares is completed simultaneously in accordance with the terms of this Agreement, and this Agreement is entered into on the same day as the completion date specified in the Master Agreement.

3        CONSIDERATION

         The consideration payable by the Purchaser to each of the Vendors in respect of the sale of the Shares (and in consideration of which the Vendor is entering into this Agreement) shall be, in respect of each of the Shares, calculated and paid on the same basis as that calculated and paid on the basis as that calculated and paid per share under the terms of the Master Agreement.

4        PRE-EMPTION RIGHTS

         Each of the Vendors irrevocably waives all and any rights of pre-emption or other restrictions on transfer over or in respect of the Shares existing by virtue of the Articles of Association of the Co mpany, or otherwise.

5        WARRANTIES

         Each of the Vendors hereby warrants to the Purchaser that:


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5.1      he has full power, right and authority, and has taken all necessary action to enter into and perform this Agreement, which when completed will constitute a valid and binding obligation on each of the Vendors in accordance with its terms; and

5.2 he is the registered owner of the Shares set out against his name in the Schedule and as such he is entitled to sell the same to the Purchaser with full title guarantee.


6        COMPLETION

6.1 Completion shall be conditional upon the completion of the Master Agreement and will take place at the offices of the Company at the date of completion of the Master Agreement.

6.2 At Completion each of the Vendors shall deliver to the Purchaser duly executed transfers of the Shares set out against his name in the
         Schedule in favour of the Purchaser or its nominees and the share certificates in respect of such Shares.

6.3 On Completion the Purchaser shall satisfy the consideration for the Shares as provided in Clause 3 of this Agreement by the electronic delivery of the respective amount of shares of the Purchaser and the relevant sum of cash under the same conditions as agreed in the Master Agreement.

6.4 If the Vendors or any of them shall fail fully to comply with any of their obligations under clauses 6.1 and/or 6.2, the Purchaser shall, without prejudice to any other rights or remedies which it may have, be entitled to:

6.4.1 defer Completion with respect to some or all of the Shares to a date not more than 28 days after that date (in which case the provisions of this clause 6.4.1 shall also apply to Completion as so deferred; or

6.4.2    rescind this Agreement; or

6.4.3    proceed to Completion so far as is practicable.

7        SUCCESSORS

         This Agreement shall be binding upon and enure for the benefit of each party's successors but in all other respects shall not be assignable by either party without the consent of the other.

8        COSTS

         Each of the parties shall its own costs and expenses (including legal fees and VAT (if any)) incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions contemplated by this Agreement.

9        POST-COMPLETION


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         This Agreement shall remain in full force and effect after Completion in respect of all obligations, agreements, covenants and undertakings contained in or implied by this Agreement which have not been done, observed or performed at or prior to Completion and in respect of all warranties, representations and indemnities contained in this Agreement.

10       FURTHER ASSURANCE

10.1 Each party shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the other may require from time to time effectively to give to the other the full benefit of this Agreement.

10.2 Each of the Vendors hereby irrevocably and unconditionally appoints any director of the Purchaser as his lawful attorney as and from Completion to attend and vote at any general meeting the Company and otherwise exercise his rights as a shareholder in the Company as the Purchaser deems necessary or desirable.

11       VARIATION

         No variation to this Agreement shall be effective unless agreed in writing by or on behalf of all of the parties.

12       WAIVERS

12.1 A failure by any party to exercise and any delay, forbearance or indulgence by any party in exercising any right, power or remedy under this Agreement shall not operate as a waiver of that right, power or remedy or preclude its exercise at any subsequent time or on any subsequent occasion. The single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that right, power or remedy or the exercise of any other right, power or remedy.

12.2 No custom or practice of the parties at variance with the terms of this Agreement shall constitute a waiver of the rights of any party under this Agreement. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.

13       ENTIRE AGREEMENT

         This Agreement, and all agreements entered into, or to be entered into pursuant to the terms of this Agreement, together constitute the entire Agreement and understanding between the parties.

14       COUNTERPARTS

         This Agreement may be executed in one or more counterparts, which together shall constitute one and the same agreement.

15       LAW AND JURISDICTION


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         This Agreement shall be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts to settle any disputes which may arise in connection with this Agreement.

                                  THE SCHEDULE


                                                               Number of Shares
                                VENDOR                         ----------------
                           NAME AND ADDRESS                       to be Sold
                                                                  ----------
F.M. Trust Corporation Limited
PO Box 3175
Road Town
Tortola British Virgin Islands                                      141,000


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

AS WITNESS the hands of the parties hereto or their duly authorised representatives the day and year first before written.

Signed for and on behalf of             )
F.M. Trust Corporation Limited          )


Signed for and on behalf of             )
Great Plains Software, Inc.             )


Signed by [                       ]     )



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